Exhibit 99.2

Sale of Wireless Operations and Select Spectrum Assets May 28, 2024

Contains UScellular confidential information. Not for external use or disclosure without proper authorization. Forward-Looking Statements 2 Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this presentation, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations about the consummation and benefits of the proposed transactions, including anticipated synergies, and T-Mobile’s and UScellular’s plans, objectives, expectations and intentions, and the expected timing of completion of the proposed transaction. These statements are based on current plans, estimates, projections, and assumptions, and the anticipated timing of completion of the proposed transactions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the failure to obtain, or delays in obtaining, required regulatory approvals and the risk that such approvals may be conditioned upon or result in the imposition of terms or conditions that could adversely affect the expected benefits of the proposed transaction; the failure to satisfy any of the other conditions to the proposed transaction on a timely basis, or at all; the occurrence of events that may allow one or more parties to terminate the definitive agreement; the adverse effects on UScellular’s or T-Mobile’s common stock and on UScellular’s or T-Mobile’s operating results because of a failure to complete the proposed transactions in the anticipated timeframe or at all; adverse changes in the ratings of UScellular’s or T-Mobile’s debt securities or adverse conditions or disruptions in the financial or credit markets; negative effects of the announcement, pendency or consummation of the transaction on UScellular’s operating results, including as a result of changes in key customer, supplier, employee or other business relationships; significant transaction costs and unknown liabilities; failure to realize the expected benefits and synergies of the proposed transaction in the expected timeframes or at all; costs or difficulties related to the integration of UScellular’s network and operations into T-Mobile’s; the risk of litigation or regulatory actions, including antitrust litigation; the risk that certain contractual restrictions contained in the definitive agreement during the pendency of the proposed transaction could adversely affect UScellular’s ability to pursue business opportunities or strategic transactions; effects of changes in the state or federal regulatory environment in which UScellular and T-Mobile operate; intense competition; the ability of UScellular and T-Mobile to retain and attract people of outstanding talent throughout all levels of the organization; the ability of UScellular to obtain or maintain leases for its towers; advances in technology; the ability of the company to successfully construct and manage its towers; difficulties involving third parties with which UScellular does business; uncertainties in UScellular’s future cash flows and liquidity and access to the capital markets; the ability to make payments on UScellular indebtedness or comply with the terms of debt covenants; changes in tax rules or pronouncements; the possibility that the Board of Directors of UScellular will not declare dividends; conditions in the U.S. telecommunications industry; the value of assets and investments; pending and future litigation; cyber-attacks or other breaches of network or information technology security; potential conflicts of interests between TDS and UScellular; deterioration of U.S. or global economic conditions; unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities, as well as management’s response to any of the aforementioned factors; and the impact, duration and severity of public health emergencies. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of UScellular’s Form 10-K. Additional Information and Where to Find It UScellular will prepare an information statement on Schedule 14C for its shareholders with respect to the approval of the transaction described herein. When completed, the information statement will be mailed to UScellular’s shareholders. You may obtain copies of all documents filed by UScellular with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from UScellular’s website at https://investors.uscellular.com.

Contains UScellular confidential information. Not for external use or disclosure without proper authorization. 3 Call Participants Laurent “LT” Therivel President and Chief Executive Officer, UScellular Doug Chambers Executive Vice President, Chief Financial Officer and Treasurer, UScellular Vicki Villacrez Executive Vice President and Chief Financial Officer, TDS

Contains UScellular confidential information. Not for external use or disclosure without proper authorization. Transaction Overview 4 • Sale of wireless operations and select spectrum assets to T-Mobile for $4.4 billion purchase price payable in combination of cash and up to $2 billion in assumed debt • Wireless operations include: subscribers, network assets and operations (excluding owned towers), sales and distribution, and customer care • Up to $100 million of the purchase price is contingent on certain financial and operational metrics between signing and closing and is subject to other adjustments as specified in the purchase agreement • Transaction expected to close in mid-2025, subject to regulatory approval and satisfaction of customary closing conditions Wireless Operations • T-Mobile to enter into a new, 15-year Master License Agreement (MLA) with UScellular on a minimum of 2,015 incremental UScellular towers following the transaction • T-Mobile to extend the term of its tenancy on the ~600 sites where T-Mobile is already a tenant for 15 years post-transaction Tower MLA • T-Mobile will acquire approximately 30% of UScellular’s spectrum portfolio, including all of the company’s 600 MHz(1) and 2.5 GHz, as well as the majority of its 700 MHz A Block, AWS and PCS holdings Spectrum (1) ~39% subject to a put/call agreement. To the extent the put/call is exercised, an incremental $106 million of purchase price will be due.

Contains UScellular confidential information. Not for external use or disclosure without proper authorization. Transaction Delivers Significant Benefits to Customers 5 Lower Prices UScellular customers will have the opportunity to change to T-Mobile's lower-priced comparable plans with no switching costs Increased Rural Coverage Significantly expands coverage across rural America for the customers of both companies Better Network Experience Customers will get a superior performance and speed experience on the integrated network More Choices Access to T-Mobile’s “Un-carrier” benefits including content offers, additional savings for seniors, and more robust customer service options

Contains UScellular confidential information. Not for external use or disclosure without proper authorization. Unlocking Value for All Stakeholders – “What’s Staying” 6 Retained Spectrum UScellular retains a majority of existing wireless spectrum portfolio – including Cellular, C-Band, and 3.45 GHz Transformed Tower Business Long-term MLA with T-Mobile + Existing third-party colocations solidify the 5 th largest tower portfolio in the US Equity Method Investment Interests Retained equity method investment interests generate meaningful income and distributions

Contains UScellular confidential information. Not for external use or disclosure without proper authorization. UScellular is Retaining ~70% of its Spectrum Portfolio 7 Spectrum • T-Mobile to acquire bands of UScellular’s spectrum that most seamlessly integrate into their existing network • UScellular will seek to opportunistically monetize retained spectrum Acquired Retained Low & Mid-Band MHz POPs (1) 4,161mm MHz POPs(3) 1,969mm MHz POPs(3) 594 319 563 443 50 8,973 700 MHz (A Block) (30%) 700 MHz (B/C Block) Cellular AWS (4%) PCS (7%) 3.45 GHz CBRS C-Band 28 GHz(3) 37/39 GHz(3) (1) King Street and Advantage MHz POPs are included in the graph. (2) ~39% subject to a put/call agreement. To the extent the put/call is exercised, an incremental $106 million of purchase price will be due. (3) Quantification of mmWave MHz POPs not included in the graph. 133 333 663 25 33 1,252 78 1,644 7,492 9,967 Band MHz POPs 600 MHz(2) 700 MHz (A Block) (70%) AWS (96%) PCS (93%) 2.5 GHz 24 GHz(3) Band MHz POPs

A Transformed UScellular Tower Business

Current Tower Revenue Distribution(1)

(as of 4Q'23)


13%
34%
26%
27%
AT&T
Verizon
T-Mobile
Other

(1) Excluding the impact of new MLA.

Post-Transaction Tower Details

- T-Mobile to become a long-term tenant on a minimum of 2,015(2) incremental towers with expected minimum incremental cash rentals of $56 million in the first full year post-close
- MLA term is subject to annual escalators at customary market rates
- T-Mobile to extend its tenancy on the ~600 sites where T-Mobile is a tenant today for 15 years following the close of the transaction
- 15-year committed term for new and existing T-Mobile tower leases provides substantial contracted revenue for UScellular
- T-Mobile to have an interim lease on remaining towers to ensure a smooth network integration for T-Mobile and a seamless transition experience for UScellular's wireless customers
- Additional financial details on the tower business will be provided at a future date
- Transaction solidifies position as the 5th largest tower company in the U.S.

(2) Total commitment of 2,100 incremental towers; 2,015 towers in UScellular's consolidated group, and 85 towers in entities where UScellular owns a noncontrolling interest uscellular

Contains UScellular confidential information. Not for external use or disclosure without proper authorization.

8

Contains UScellular confidential information. Not for external use or disclosure without proper authorization. UScellular Shareholders to Continue to Benefit from Cash Flows from Equity Method Investment Interests • UScellular to retain its non-operating equity method investment interests that generated $158 million of equity method income and $150 million in distributions in 2023 • Equity method investments expected to continue to deliver steady source of cash flows to UScellular 9

Contains UScellular confidential information. Not for external use or disclosure without proper authorization. Exchange Offer for UScellular Debt Holders T-Mobile to conduct exchange offer at par under which debt holders of the following UScellular debt will have the choice to exchange their UScellular debt for T-Mobile debt with the same coupon, maturity, and principal value 10 Exchangeable Notes Maturity Principal Value ($ in millions) Unsecured 6.7% Senior Notes Due 2033 Dec ’33 $544 Unsecured 6.3% Senior Notes Due 2069 Sep ’69 $500 Unsecured 5.5% Senior Notes Due 2070 Mar ’70 $500 Unsecured 5.5% Senior Notes Due 2070 Jun ’70 $500

Contains UScellular confidential information. Not for external use or disclosure without proper authorization. TDS Fully Supports the Transaction • Successful outcome creates significant value for UScellular and TDS stakeholders • Potential return of capital to UScellular shareholders (including TDS) would: • Enhance funding of the fiber program to expand broadband throughout the U.S. • Growing fiber footprint through the fiber expansion program • Bringing higher speeds to rural America though the Enhanced A-CAM program • Strengthen the TDS balance sheet • Resetting TDS capital allocation strategy: • Support advancement of fiber deployment • Improved leverage over time • Continue paying common share dividend but at a lower rate than previous levels 11 TDS remains committed to bringing connectivity to communities across the United States

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